                                                                   Exhibit 10.20


                          DOMESTIC INCENTIVE AGREEMENT


                  THIS DOMESTIC INCENTIVE AGREEMENT (the "Agreement") is dated as of May 4, 1999 by and between CSX Intermodal, Inc., a Delaware corporation, with offices at 301 West Bay Street, Jacksonville, FL 32202 ("CSXI"), and Pacer International, Inc., a Delaware corporation, with offices at 1675 Larimer Street, Suite 620, Denver, CO 80202 ("Pacer").

                                R E C I T A L S:

                  WHEREAS,  APL Limited,  a Delaware  corporation  ("APL"),  and
Coyote Acquisition LLC, a Delaware limited liability company ("Coyote"), have entered into a Stock Purchase Agreement dated as of March 15, 1999 (the "Stock Purchase Agreement"), pursuant to which APL has agreed to sell to Coyote, and Coyote has agreed to purchase from APL, shares of common stock of APL Land Transport Services, Inc., a Tennessee corporation ("LTS") and, immediately thereafter, a subsidiary of LTS will be merged with and into Pacer (collectively, the "Acquisitions").

                  WHEREAS, in connection with the Acquisitions, APL, Coyote, LTS, Pacer and CSXI wish to enter into long-term arrangements relating to the provision of certain transportation and related services.

                  WHEREAS,  simultaneous  with the execution of this  Agreement,
CSXI,  LTS  and  APL  and  its  affiliates   have  entered  into  an  Intermodal
Transportation Agreement (the "APL/LTS Agreement").

                  WHEREAS, CSXI, in conjunction with the APL/LTS Agreement, is willing to provide certain incentives to Pacer, as set forth herein.

                  WHEREAS, except as hereafter agreed to by the parties, the parties hereto intend that the incentive payments made by CSXI to Pacer under this Agreement will be in addition to, and will not terminate, cancel, diminish or otherwise affect any incentive payments under any prior or future transportation services or incentive agreements between CSXI or its Affiliates and Pacer or any of its Affiliates, including but not limited to LTS.

                                A G R E E M E N T

                  In consideration of the terms, conditions and obligations under this Agreement and other consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.       INTERPRETATION.

         1.1 Definitions. The following capitalized terms used in this Agreement will have the following meanings:

                  1.1.1 "Affiliate" means any entity that, under the principles of statutory or common law, controls, is controlled by or is under common control with another entity; "Affiliate" shall not, however, include (a) entities related to Pacer or LTS if they are not involved in or in need of intermodal transportation of Containers or Trailers within the Eastern States or (b) any entity or holdings acquired or held by Apollo Management, L.P. or any of its Affiliates ("Apollo Entity") (other than Pacer, LTS and their Affiliates) which is not operationally (other than as a customer), managerially or otherwise related to Pacer or LTS, except through its affiliation with an Apollo Entity.

                  1.1.2 "Commencement Date" means January 1, 2000.

                  1.1.3   "Confidential   Information"   means   the  terms  and
         conditions of this Agreement and information that is proprietary to or held in confidence by CSXI or Pacer or their respective

         Affiliates, including, but not limited to, incentive amounts and formulas, customer lists and information, pricing formulas and data, rail rates and other charges, origin and destination information, traffic volumes and commodities moved, train schedules and/or performance, cost data, financial information, operating procedures and business plans and strategies.

                  1.1.4 "Conrail" means Consolidated Rail Corporation, a Pennsylvania corporation.

                  1.1.5 "Conrail Core Network" means those railroad points and lanes served by Conrail, as of the date hereof, and which will be competitively served by CSXT after the Split Date.

                  1.1.6 "Container" means a freight vehicle with devices to enable ready attachment to a wheeled underframe which has a device for coupling to a self-powered tractor for movement over the highway.

                  1.1.7 "CSXI/CSXT Core Network" means those railroad lanes competitively served by CSXT, as of the date hereof.

                  1.1.8 "CSXT" means CSX Transportation, Inc., a Virginia corporation.

                  1.1.9 "Domestic Service" means rail transportation service other than International Service.

                  1.1.10 "Eastern State" means a state specified in Exhibit 1.1.10.

                  1.1.11 "Existing TPI Customers" means those existing international shipping customers of LTS set forth in Exhibit 1.1.11.

                  1.1.12 "IMCs" means intermodal marketing companies engaged in arranging intermodal transportation for beneficial owners of cargo transported in Containers and Trailers.

                  1.1.13 "International Service" means rail transportation service with respect to a Container that has a prior or subsequent waterborne movement under a bill of lading with a foreign origin or destination.

                  1.1.14 "LTS Movement" means a rail movement of a Container arranged by or for the benefit of LTS or Existing TPI Customers; provided, however, that "LTS Movement" shall not include an international rail movement of a Container arranged by, or for the benefit of, APL or any Affiliate of APL.

                  1.1.15 "LTS Transcontinental Volume" means the number of LTS Movements in 1998 utilizing the Conrail Core Network or via Norfolk Southern Railway or its Affiliates.

                  1.1.16 "New Affiliate" means any Affiliate acquired by Pacer or any of its Affiliates after December 31, 1998.

                  1.1.17 "New Affiliate Movement" means a rail movement of a Container or Trailer arranged by or for the benefit of a New Affiliate.

                  1.1.18 "New Affiliate Local Volume" means the number of New Affiliate Movements between points in the Eastern States within or utilizing either the CSXI/CSXT Core Network or the Conrail Core Network in the year prior to its acquisition by Pacer.

                  1.1.19 "New Affiliate Transcontinental Volume" means the number of New Affiliate Movements in Domestic Service from origins or to destinations west of the Continental Divide utilizing CSXI's transcontinental transportation service in the year prior to its acquisition by Pacer.

                  1.1.20 "Pacer Local Volume" means the number of Pacer Movements between points in the Eastern States within or utilizing the CSXI/CSXT Core Network or the Conrail Core Network in calendar year 1998.

                  1.1.21 "Pacer Local Volume Target" means the percentage of Pacer Local Volume that Pacer should tender to CSXI during each calendar year in order to receive incentive payments provided in this Agreement.

                  1.1.22 "Pacer Movement" means a rail movement of a Container or Trailer arranged by or for the benefit of Pacer or any of its Affiliates, other than LTS.

                  1.1.23 "Pacer Transcontinental Volume" means the number of Pacer Movements in Domestic Service from origins or to destinations west of the Continental Divide utilizing CSXI's transcontinental transportation service in 1998.

                  1.1.24 "Pacer Transcontinental Volume Target" means the percentage of Pacer Transcontinental Volume that Pacer should tender to CSXI during each calendar year in order to receive the incentive payments provided in this Agreement.

                  1.1.25 "Split Date" means the date on which the assets of Conrail are actually allocated between Norfolk Southern Corporation and its Affiliates and CSXT under the agreement approved by the Surface Transportation Board in Finance Docket No. 33388.

                  1.1.26 "TPI Customer" means an international shipping enterprise (other than APL and its Affiliates) that has engaged LTS to arrange transcontinental International Service over the Pacific Ocean for Containers owned or leased by that international shipping enterprise.

                  1.1.27 "Trailer" means a vehicle equipped with a permanent undercarriage or wheel assembly with a device for coupling to a self-powered tractor for movement.

                  1.1.28 "transcontinental" or "transcontinentally" is used to describe a rail movement (i) from a point outside the Eastern States to a point inside the Eastern States or (ii) from a point inside the Eastern States to a point outside the Eastern States.

         1.2 Other Terms.  Other capitalized terms shall have the meaning
             ------------
 given them in the text of this Agreement.

         1.3 Interpretation. References to "origin and destination pair" or "O/D
             --------------
pair" mean a movement one-way from an origin to a destination. "Lane" or "a lane" refers to rail movements in either direction between two rail service points. A "movement of the same type and size" means a movement of Containers of the same type (whether loaded or empty, whether International or Domestic) and size (whether 20', 40', 45', 48' or 53' or other length).

2. RECITALS. The above recitals are true and correct and are incorporated herein
   ---------
by this reference.

3. TERM OF THIS AGREEMENT.
   ----------------------
         3.1 Commencement. This Agreement shall become effective on January 1,
             ------------
2000.

         3.2 Termination. This Agreement shall terminate at 11:59 p.m. on
             -----------
December 31, 2014; provided, however, that if the APL/LTS Agreement is terminated prior to such time, this Agreement shall terminate simultaneously with the termination of the APL/LTS Agreement.

4. VOLUME TARGETS.
   --------------

         4.1 Pacer Local Volume Target. Provided that CSXI is in compliance with
             --------------------------
its obligations under Section 5 hereof, during the first calendar year of this Agreement, Pacer shall tender to CSXI in local Domestic Service an amount equal to eighty percent (80%) of the Pacer Local Volume. Provided that CSXI is in compliance with its obligations under Section 5 hereof, in each subsequent year of this Agreement the amount of the Pacer Local Volume that Pacer shall be obligated to tender to CSXI in local Domestic Service shall increase by an amount equal to five percent (5%) of the Pacer Local Volume.

         4.2 Pacer Transcontinental Volume Target. Provided that CSXI is in
             ------------------------------------
compliance with its obligations under Section 5 hereof, during the first calendar year of this Agreement, Pacer shall tender to CSXI in transcontinental Domestic Service an amount equal to one-hundred percent (100%) of the Pacer Transcontinental Volume. Provided that CSXI is in compliance with its obligations under Section 5 hereof, in each subsequent calendar year of this Agreement the amount of the Pacer Transcontinental Volume that Pacer shall be obligated to tender to CSXI in transcontinental Domestic Service shall increase by an amount equal to five percent (5%) of the Pacer Transcontinental Volume.

         4.3 Supplement of Volume Targets for New Affiliate Volumes.
             ------------------------------------------------------

                  4.3.1 General. The Pacer Local Volume Target and the Pacer
                        -------
         Transcontinental Volume Target in this Section 4 shall be supplemented as set forth in this Section 4.3.

                  4.3.2 Supplements.
                        ------------

                           (a) New Affiliate Local Volume. Provided that CSXI is
                               --------------------------
                  in compliance with its obligations under Section 5 hereof and subject to Section 4.3.3, the Pacer Local Volume Target shall be supplemented to include (a) for the calendar year in which Pacer acquires any New Affiliate, an amount equal to eighty percent (80%) of the portion of such Affiliate's New Affiliate Local Volume attributable to the period in the year prior to its acquisition by Pacer corresponding to the period remaining in its year of acquisition by Pacer; (b) for the calendar year following Pacer's acquisition of such New Affiliate, an amount equal to eighty-five percent (85%) of such Affiliate's New Affiliate Local Volume and (c) for each subsequent calendar year of this Agreement, the amount of such Affiliate's New Affiliate Local Volume that Pacer shall be obligated to tender to CSXI in local Domestic Service shall increase by an amount equal to five percent (5%) of such Affiliate's New Affiliate Local Volume.

                           (b) New Affiliate Transcontinental Volume. Provided
                               --------------------------------------
                  that CSXI is in compliance with its obligations under Section 5 hereof and subject to Section 4.3.3, the Pacer Transcontinental Volume Target shall be supplemented to include (a) for the calendar year in which Pacer acquires any New Affiliate, an amount equal to one-hundred percent (100%) of the portion of such Affiliate's New Affiliate Transcontinental Volume attributable to the period in the year prior to its acquisition by Pacer corresponding to the period remaining in its year of acquisition by Pacer; (b) for the calendar year following Pacer's acquisition of such New Affiliate, an amount equal to one-hundred-five percent (105%) of such Affiliate's New Affiliate Transcontinental Volume and
                  (c) for each subsequent calendar year of this Agreement, the amount of such Affiliate's New Affiliate Transcontinental Volume that Pacer shall be obligated to tender to CSXI in transcontinental Domestic Service shall increase by an amount equal to five percent (5%) per year of such Affiliate's New Affiliate Transcontinental Volume.

                  4.3.3 Subtraction of New Affiliate's Volume from Pacer's Volume Targets. Upon the occurrence of any event resulting in any New Affiliate no longer being an Affiliate of Pacer, any supplements to Pacer's Volume Targets required to be made pursuant to this Section 4.3 with respect to such New Affiliate shall be eliminated. Nothing in this Agreement shall be construed to prohibit or restrict the sale, transfer or other disposition of any New Affiliate by Pacer for any reason and at any time throughout the term of this Agreement.

         4.4 LTS Volume Targets.
             ------------------

                  4.4.1 LTS 6-Month Volume Target. During the first six months
                        -------------------------
         of each calendar year of this Agreement, LTS shall tender to CSXI for transportation under the APL/LTS Agreement eighty-five percent (85%) of the LTS Transcontinental Volume attributable to the first six-month period of 1998 (the "LTS 6-Month Volume Target").

                  4.4.2 LTS 12-Month Volume Target. During each calendar year of
                        --------------------------
         this Agreement, LTS shall tender to CSXI for transportation under the APL/LTS Agreement eighty-five percent (85%) of the LTS Transcontinental Volume (the "LTS 12-Month Volume Target" and together with the LTS 6-Month Volume Target, the "LTS Volume Targets").

         4.5 Loss of Existing TPI Customers. If at any time during the term of
             -------------------------------
this Agreement (a) there is any decrease in volume of any Existing TPI Customer below the levels included in LTS Transcontinental Volume (whether as a result of a termination of such customer relationship or otherwise) and (b) LTS does not obtain additional volumes from TPI Customers with substantially equivalent volumes who are permitted to move Containers at or below the rates set forth in the rate exhibits to the APL/LTS Agreement, then immediately following such occurrence, the net decrease in volume shall be subtracted from the LTS Transcontinental Volume for all purposes under this Agreement, including without limitation, any calculations of the LTS Volume Targets pursuant to Section 4 hereof.

         4.6 Reports on Pacer's Volume Targets. Within thirty (30) days
             ---------------------------------
following the end of each calendar year of this Agreement, Pacer shall provide to CSXI all Container volume data reasonably necessary to verify whether Pacer has met the Pacer Local Volume Target and the Pacer Transcontinental Volume Target, and a written certificate of such compliance. If the data indicates that Pacer has not met the Pacer Local Volume Target or the Pacer Transcontinental Volume Target, Pacer shall certify the extent thereof.

         4.7 Limitation of Remedies. If CSXI meets its obligations under Section
             ----------------------
5 and Pacer and LTS fail to meet their respective volume targets under this Agreement, CSXI's sole remedy hereunder shall be the non-payment of incentives otherwise payable pursuant to Section 6 hereof.

         4.8 Underlying Agreements. The parties understand and agree that the
             ---------------------
rail movements of Pacer and its Affiliates (excluding LTS) referred to in this Agreement shall be made in accordance with the provisions of the existing wholesale agreement between Pacer and CSXI (No. 3837) or one or more successor or additional transportation agreements, based upon CSXI's customary terms and conditions for such agreements with IMCs.

         4.9 Pacer Transcontinental Volume Offset. Pacer may, in any calendar
             ------------------------------------
year period during the term of this Agreement, apply tendered volumes of Containers and/or Trailers in excess of the Pacer Transcontinental Volume Target under Section 4.2, as supplemented by New Affiliate Transcontinental Volume pursuant to Section 4.3.2(b), to offset shortages in the volumes of Containers and/or Trailers tendered for the purposes of the Pacer Local Volume Target under
Section 4.1, as supplemented by New Affiliate Local Volume pursuant to Section 4.3.2(a). If Pacer elects to do so, it shall so indicate in the data to be provided pursuant to Section 4.6.

5.  CSXI'S OBLIGATION TO PROVIDE SERVICE AND COMPARABLE
    ---------------------------------------------------
    AND COMPETITIVE TREATMENT.
    -------------------------

         5.1 Pacer Volume Targets. CSXI shall provide Pacer with equipment
             --------------------
availability, service levels, and price terms that are substantially equivalent to those which CSXI offers from time to time to its other IMC customers and at terms competitive with other rail alternatives in the market. Pacer shall provide CSXI with monthly reports of the reasonable estimate of the volume of Pacer Movements which were not tendered to or shipped over the CSXI/CSXT rail network because of CSXI's failure, as determined by Pacer in good faith, to provide equipment, pricing, service or incentives competitive in the relevant market for similar types of movements. Such Pacer Movements so identified shall be reviewed by CSXI. The parties agree to resolve any disputes that might arise as to the volume of affected Pacer Movements in accordance with Sections 9.2 and 9.3 hereof. Affected volumes, whether agreed upon by the parties or determined in accordance with the findings of the arbitrator, shall be deemed tendered to CSXI for purposes of the determination of whether Pacer has met the Pacer Local Volume Target and the Pacer Transcontinental Volume Target.


         5.2 LTS Volume Targets. Without limiting any of the remedies available
             ------------------
to LTS under the APL/LTS Agreement, LTS volume commitments suspended and volumes diverted (as opposed to volumes moved pursuant to the 5% flexibility authorized in the APL/LTS Agreement) in accordance with the terms of the APL/LTS Agreement shall be deemed tendered to CSXI for purposes of the determination of whether LTS has met the LTS Volume Targets.

         5.3 Force Majeure.
             -------------

                  5.3.1 CSXI Force Majeure. If a force majeure condition exists
                        ------------------
         under the APL/LTS Agreement or exists for an underlying rail carrier providing service to CSXI's transcontinental transportation service that adversely affects CSXI's ability to provide transportation service to Pacer volumes and LTS volumes, as applicable, Pacer volumes and LTS volumes as to which CSXI was unable to provide transportation service as a result of the force majeure condition shall be deemed tendered to CSXI for purposes of the determination of whether Pacer and LTS have met their respective volume targets under this Agreement.

                  5.3.2 Pacer Force Majeure. If Pacer or a New Affiliate, as a
                        -------------------
         result of a force majeure condition (as defined in the APL/LTS Agreement and subject to the same commitment therein set forth to work around the condition where commercially reasonable and to recommence when the condition is resolved), is unable to tender certain volumes of Containers and/or Trailers to CSXI for rail transportation services which would have otherwise been so tendered, those volumes shall be deemed tendered to CSXI for the purposes of Sections 4.1, 4.2, and/or 4.3.2, as the case may be, subject to a maximum of ten percent (10%) of the applicable volume target for that year under Sections 4.1, 4.2 or 4.3.2, respectively.

                  5.3.3 Notification. Pacer shall, promptly after resolution of
                        ------------
         a given force majeure condition, provide CSXI with a report of the volumes of Containers and/or Trailers it proposes for treatment under this Section 5.3.

         5.4 Independent Incentives. The parties expressly acknowledge that
             ----------------------
Pacer and Pacer's Affiliates are as of the date hereof and, from time to time, will be parties to other transportation services agreements and incentive agreements providing, among other things, for the payment of incentives by CSXI or its Affiliates to Pacer or its Affiliates. Except as hereafter agreed to by the parties, the parties intend that the incentive payments made by CSXI to Pacer under this Agreement shall be in addition to, and will not terminate, cancel, diminish or otherwise affect any of the terms of any prior or future transportation services or incentive agreements between CSXI or its Affiliates and Pacer or any of its Affiliates, including but not limited to LTS and such agreements and incentive payments thereunder shall continue pursuant to their terms.

6. DETERMINATION OF INCENTIVE PAYMENTS.
   ------------------------------------

         6.1 Incentive Payments based on LTS Transcontinental Traffic.
             ---------------------------------------------------------

                  6.1.1 Base Calculation. As of the effective date of the
                        ----------------
         LTS/APL Agreement, CSXI shall calculate the difference between (a) the standard linehaul rate under LTS' former agreements with Conrail and Norfolk Southern Railway for each type and size of Container for LTS Movements for each O/D Pair, and (b) LTS' linehaul rate on CSXI for each type and size of Container for LTS Movements for each O/D Pair under the APL/LTS Agreement (each such calculation, a "Rate Differential").

                  6.1.2 Six Month Savings Determination and Incentive Payment.
                        -----------------------------------------------------
         Within twenty (20) days following the initial six-month period for each calendar year of this Agreement, CSXI shall calculate the actual savings realized by LTS during such six-month period by multiplying (a) the actual volume of LTS Movements on CSXI during that six-month period for each type and size of Container for each O/D Pair and (b) the corresponding Rate Differential (the "6-Month Total Rate Savings"). Provided that LTS has met the LTS 6-Month Volume Target, CSXI shall within thirty (30) days after the expiration of such six-month period, pay Pacer three-million dollars ($3,000,000) minus the 6-Month Total Rate Savings.

                  6.1.3 Year-End Savings Determination and Incentive Payment.
                        -----------------------------------------------------
         Within twenty (20) days following the end for each calendar year of this Agreement, CSXI shall calculate the actual savings realized by LTS during such one-year period by multiplying (a) the actual volume of LTS Movements on CSXI during that one-year period for each type and size of Container for each O/D Pair and (b) the corresponding Rate Differential (the "One-Year Total Rate Savings"). Provided that LTS has met the LTS 12-Month Volume Target, CSXI shall within thirty (30) days after the expiration of such one-year period, pay Pacer six-million dollars ($6,000,000) minus (a) the One-Year Total Rate Savings and (b) any payments made pursuant to Section 6.1.2. CSXI shall be obligated to make such payment pursuant to this Section 6.1.3, regardless of whether LTS has met its volume targets for the prior six-month period.

                  6.1.4 Initial Accrual Period. The initial accrual period for
                        -----------------------
         six-month incentive payments made pursuant to this Section 6.1 shall terminate on June 30, 2000.

         6.2 Supplemental Incentive Payments to Pacer.
             ----------------------------------------

                  6.2.1 Six Month Incentive Payment. Within thirty (30) days
                        ----------------------------
         following the initial six-month period for each calendar year of this Agreement (or other period as set forth in Section 6.4), CSXI shall pay Pacer one-million dollars ($1,000,000) minus the amount by which the 6-Month Total Rate Savings during such six-month period exceeds three-million dollars ($3,000,000); provided, however, CSXI shall not be obligated to make any payment pursuant to this Section 6.2.1 unless Pacer has met the Pacer Local Volume Target and the Pacer Transcontinental Volume Target and LTS has met the LTS 6-Month Volume Target, in each case as set forth in Section 4 for such six-month period.

                  6.2.2 Twelve Month Incentive Payment. Within thirty (30) days
                        -------------------------------
         following each calendar year of this Agreement, CSXI shall pay Pacer two-million dollars ($2,000,000) minus (a) the amount by which the One-Year Total Rate Savings during such one-year period exceeds six-million dollars ($6,000,000) and (b) any payment made pursuant to Section
         6.2.1. CSXI shall not be obligated to make any payment pursuant to this
         Section 6.2.2 unless Pacer has met the Pacer Local Volume Target and the Pacer Transcontinental Volume Target and LTS has met the LTS 12-Month Volume Target, in each case set forth in Section 4 for such one-year period. CSXI shall be obligated to make such payment pursuant to this Section 6.2.2, regardless of whether Pacer or LTS have met their respective volume targets for the prior six-month period.

                  6.2.3 Initial Accrual Period. The initial accrual period for
                        -----------------------
         six-month incentive payments made pursuant to this Section 6.2 shall terminate on June 30, 2000.


         6.3 Commencement Prior to APL/LTS Agreement. If the Commencement Date
             ---------------------------------------
of this Agreement is prior to the commencement of the APL/LTS Agreement, then for the portion of the relevant "six-month period" or periods or the relevant "calendar year period" or periods under this Agreement from January 1, 2000 through the commencement of the APL/LTS Agreement LTS shall be deemed to have met the LTS 6-Month Volume Target under Section 4.4.1 and the LTS 12-Month Volume Target under Section 4.4.2, as applicable. If the Commencement Date of this Agreement is prior to the Split Date, then for the portion of the relevant "six-month period" or periods or the relevant "calendar year period" or periods under this Agreement from January 1, 2000 through the Split Date Pacer shall be deemed to have met each of the Pacer Local Volume Target under Section 4.1 and the Pacer Transcontinental Volume Target under
Section 4.2. Upon the commencement of the APL/LTS Agreement or the occurrence of the Split Date, as the case may be, and upon expiration of the then current "six-month period" or "calendar year," as the case may be, this Section 6.3 shall be of no further effect and all future volume targets shall be governed by the provisions of Section 4 hereof.

         6.4 Incentive Limitations.
             ---------------------

                  6.4.1 If at the end of any twelve-month measurement period it is determined that the sum of (x) the One-Year Total Rate Savings for such period and (y) incentive payments actually received by Pacer from CSXI under Sections 6.1.2, 6.1.3, 6.2.1 and 6.2.2 for such period exceeds $8,000,000, then Pacer shall refund to CSXI any such excess to the extent, but only to the extent, of such incentive payments. Nothing in this Agreement shall be construed to limit, in any manner, the One-Year Total Rate Savings which may be achieved by LTS under the APL/LTS Agreement.

                  6.4.2 Sections 6.1 and 6.2 notwithstanding, if LTS' One-Year Total Rate Savings exceed $8,000,000 for three consecutive one-year periods, this Agreement shall terminate and be of no further force or effect.

7. EFFECT OF AN EVENT OF DEFAULT. For so long as there shall exist and be
   -----------------------------
continuing a Pacer Breach or an Event of Default (as defined in the APL/LTS Agreement) with respect to LTS under the APL/LTS Agreement, the number of movements made by Pacer or LTS during such period shall not be included in the calculation of the Pacer Local Volume Target, the Pacer Transcontinental Volume Target or the LTS Volume Targets. Upon the cure of a Pacer Breach or an Event of Default with respect to LTS under the APL/LTS Agreement during a given calendar year period, volumes previously excluded from the calculations of volume targets during that calendar year pursuant to the immediately preceding sentence shall be included for purposes of determining whether volume targets have been met. "Pacer Breach" shall mean that Pacer or its Affiliates are in material breach of this Agreement and such breach remains uncured for 60 days.

8. AUDIT RIGHTS.
   ------------

         8.1 CSXI and Pacer's Right to Audit.
             -------------------------------

                  8.1.1 Timing of Audit. Each party shall have the right, at its
                        ----------------
         own cost and expense, to cause an independent auditor who shall be selected from among the "Big Five" accounting firms, which is mutually acceptable to CSXI and Pacer (the "Auditor"), to audit the other party from time to time upon thirty (30) days' prior written notice to the other party, but no more frequently than twice per year; provided, however, the auditing party may conduct a follow-up audit within six
         (6) months of completion of any audit which reveals any material irregularities or noncompliance regarding the payment of incentives or the calculation of any of the Pacer Local Volume Target, the Pacer Transcontinental Volume Target, the LTS Volume Targets, any Rate Differential, the 6-Month Total Rate Savings or the One-Year Total Rate Savings. Each party's right to audit shall remain in effect for twelve
         (12) months after the termination of this Agreement.

                  8.1.2 Matters Subject to CSXI's Audit. CSXI shall have the
                        --------------------------------
         right, at its own cost and expense, to cause the Auditor to audit Pacer's and its Affiliates' books and records to confirm their compliance with the Pacer Local Volume Target, the Pacer
         Transcontinental Volume Target and the LTS Volume Targets, as appropriate, and the calculation of any incentive payment under Section 6.

                  8.1.3 Matters Subject to Pacer's Audit. Pacer shall have the
                        ---------------------------------
         right, at its own cost and expense, to cause the Auditor to audit CSXI's books and records to confirm calculations in connection with any of the Pacer Local Volume Target, the Pacer Transcontinental Volume Target, the LTS Volume Targets, any Rate Differential, the 6-Month Total Rate Savings or the One-Year Total Rate Savings and the calculation of any incentive payments under Section 6.

                  8.1.4 Conduct of Audit. Any such audit shall be conducted at
                        ----------------
         the auditing party's cost and expense, during normal business hours, at the other party's offices and at times which do not unreasonably interfere with the other party's business operations. The Auditor shall protect the Confidential Information of the other party and upon the other party's request, the Auditor shall execute a confidentiality agreement in a form reasonably acceptable to the other party.

                  8.1.5 Maintenance of Books and Records. Each party shall
                        --------------------------------
         maintain all books and records needed to perform an audit for a period of three (3) years (or such longer period as may be required by law) from the date of any material event reflected in such books or records and shall provide the Auditor with reasonable access to such books and records; provided, however, neither party shall be obligated to maintain any such books or records for more than twelve (12) months after the termination of this Agreement.

                  8.1.6 Expenses. If the Auditor determines that (i) either
                        --------
         party miscalculated compliance with the Pacer Local Volume Target, the Pacer Transcontinental Volume Target or the LTS Volume Targets, (ii) CSXI miscalculated any Rate Differential, the 6-Month Total Rate Savings or the One-Year Total Rate Savings, or (iii) there was an underpayment or overpayment of the incentive payments owed to Pacer under Section 6, the party who benefited from such miscalculation shall reimburse the other party for such underpaid or overpaid incentives and if such underpayment or overpayment of incentives equals ten percent (10%) or more for any six or twelve month period, the party who benefited from such miscalculation shall reimburse the auditing party for the reasonable out-of-pocket expense of such audit. The parties hereby agree that the determinations of the Auditor shall be binding without recourse to the dispute resolution provisions under Section 9.

9. DISPUTE RESOLUTION
   ------------------

         9.1 Disputes Subject To Procedures. All disputes, whether sounding in
             ------------------------------
contract, tort or otherwise, arising out of or relating to this Agreement, including, but not limited to, the arbitrability of a party's claim or dispute or the breach of this provision, default under or breach of any provision in this Agreement and termination of this Agreement shall be resolved pursuant to the provisions of this Section 9 exclusively.

         9.2 Internal Review. The parties agree that each will attempt in good
             ---------------
faith to resolve through negotiation any dispute, claim or controversy arising out of or relating to this Agreement. Any party hereto may initiate negotiations by providing written notice in letter form to the other parties, setting forth the subject of the dispute and the relief requested. The recipient of such notice will respond in writing within fifteen (15) days with a statement of its position on and recommended solution to the dispute. If the dispute is not resolved by this exchange of correspondence, then representatives of each party with full settlement authority shall meet, in person or teleconference, at a mutually agreeable time and place as soon as practicable in order to exchange relevant information and perspectives, and to attempt to resolve the dispute within fifteen (15) days of the date of the receipt of initial notice. If the dispute is not resolved by these negotiations, either party may submit the dispute to CSXI's Executive Vice President of Marketing and Sales and Pacer's Chairman and Chief Executive Officer, or such other senior executives as may be mutually agreed upon by the parties from time to time. The submission shall be accompanied by the original notice of dispute and response thereto and any additional evidence and arguments that may be relevant. The designated executives shall then arrange to meet, in person or by teleconference, at a mutually agreeable time and location as soon as practicable and shall diligently attempt to resolve the dispute over the next fifteen (15) days following submission of the dispute to them. If such executives do not agree upon a decision within fifteen (15) days after submission of the dispute to them, or such longer time as they may agree upon, then either party may, by providing a notice of arbitration to the other party, submit the dispute to arbitration in accordance with the following provisions.

         9.3 Arbitration Procedures. All disputes described in Section 9.1 which
             ----------------------
are not resolved under Section 9.2 shall be submitted for final resolution pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect, and the parties hereby agree that the judgment of the arbitrator shall be binding and consent to the entry of judgment by any court of competent jurisdiction with respect to the decision of the arbitrator(s). The provisions of this Agreement shall control if they conflict with the Commercial Arbitration Rules. The U.S. Arbitration Act, 9 U.S.C. Sections 1-16, to the exclusion of any provisions of state law inconsistent therewith or which would produce a different result, shall govern the arbitrability of all claims. The arbitration shall be before an arbitrator selected in accordance with the Commercial Arbitration Rules. Any decision of the arbitrator shall be rendered within thirty (30) days after the completion of the presentation of evidence and witnesses. The arbitrator shall have the authority to award costs, such as pre-award interest, post-award interest, expert fees and attorneys' fees as deemed equitable considering the circumstances, the outcome of the arbitration and the conduct of the parties, but shall not have the authority to award indirect, special, consequential or punitive damages or to issue equitable relief.

         9.4 Discovery and Rules. The arbitrator shall permit and facilitate
             --------------------
such discovery as he or she shall determine is appropriate under the circumstances taking into account the needs of the parties, the relevance of the requested discovery to the matter in controversy, and the desirability of making discovery expeditious and cost-effective. The rules of arbitration may not deprive a party of the right to be represented by counsel, to present evidence, or to cross-examine witnesses presented by another party.

         9.5 Allocation of Expenses. Subject to the arbitrator's power to award
             -----------------------
costs, the expenses, fees and costs of the arbitrator shall be borne equally between the parties.

         9.6 Location for Arbitration. Any non-telephonic arbitration shall be
             -------------------------
held in Wilmington, Delaware or such other mutually acceptable location.

         9.7 Judicial Proceeding. The parties agree that the only circumstances
             -------------------
in which the parties may initiate judicial proceedings under this Agreement are to obtain injunctive relief for breach of confidentiality obligations or to enforce this Section 9. In any judicial proceeding to enforce this Section 9, the only issues to be determined will be the existence of an agreement to arbitrate and the failure of a party to comply with such agreement, and those issues will be determined summarily by the court without a jury.

         9.8 Conduct of Operations. Pending resolution of any dispute brought in
             ---------------------
good faith, each party will continue to perform its obligations under this Agreement, including, but not limited to, the payment of all amounts due to the other party that are not in dispute, provided that the other party also continues to perform its obligations hereunder, subject to the terms and conditions of this Agreement.

10. CONFIDENTIALITY
    ---------------

         10.1 Confidentiality Obligations. Each party agrees (i) to hold in
              ---------------------------
confidence any Confidential Information of the other party acquired during the term of this Agreement, (ii) not to disclose the Confidential Information to any third parties, (iii) to restrict disclosure to those partners, shareholders, employees or representatives with a need to know and bind such partners, shareholders, employees or representatives to those confidentiality restrictions, and (iv) not to use the Confidential Information for any purpose except as contemplated by this Agreement; provided, however, if required, Confidential Information may be disclosed in any offering document or filing with the United States Securities and Exchange Commission or similar entity with respect to any offering of securities or ongoing reporting requirements relating to a party.

         10.2 Exclusion of Certain Information. This Section 10 will not
              ---------------------------------
prohibit or limit either party's use of information (a) previously known to such party and not subject to any confidentiality restrictions, (b) independently developed by such party, (c) acquired by such party from a third party which is not, to such party's knowledge, under an obligation not to disclose such Confidential Information, or (d) which is or becomes publicly available through no breach by such party of its confidentiality obligations. Either party may disclose Confidential Information to the extent required by a governmental agency, under a court order or as otherwise required by law, provided that the party subject to the legal requirements has notified the other party of such governmental or court action prior to disclosing the Confidential Informatio n.

         10.3 Right to Equitable Relief. Each party acknowledges the value of
              -------------------------
the Confidential Information to the other party and the inadequacy of money or damages in the event of breach or threatened breach and agrees that the other shall be entitled to obtain an injunction against a breach of these confidentiality obligations from any court of competent jurisdiction immediately upon request, without being required to post a bond or prove that damages are inadequate.

11. INDEPENDENT CONTRACTOR. Pacer agrees that CSXI will be an independent
    ----------------------
contractor and not an agent of it. This Agreement does not grant Pacer authority to enter into any contracts or obligations on behalf of CSXI or otherwise bind CSXI, and Pacer shall not hold itself out as having such authority. This Agreement shall not be construed to grant CSXI authority to enter into any contracts or obligations on behalf of Pacer or otherwise bind Pacer, and CSXI shall not hold itself out as having such authority.

12. ASSIGNMENT. Except as provided for herein and except as to an assignment of
    ----------
the benefits hereunder to an Affiliate of Pacer, Pacer may not assign this Agreement without the prior written approval of CSXI. CSXI may not assign this Agreement without the prior written approval of Pacer, except to an Affiliate (other than Sea-Land Service, Inc. or its successor) of CSXI. For purposes of this Section 12, a merger, sale of all or substantially all business and assets, a reorganization, a consolidation or other change in control of Pacer shall not constitute an assignment of this Agreement so long as such successor-in-interest or surviving entity retains or succeeds to ownership and control of all or substantially all of the business and assets of Pacer and is and shall be bound by the terms of, and shall assume all obligations of such party under, this Agreement; provided, however, the prior written approval of CSXI shall be required if the successor-in-interest or surviving entity is a railroad or an Affiliate thereof; provided, further, however, that if CSXI withholds such approval, Pacer may elect to proceed with such transaction with a railroad or an Affiliate thereof, and upon consummation of such transaction this Agreement shall terminate. To the extent not prohibited hereunder, the covenants, terms, provisions and conditions of this Agreement shall apply to, bind and inure to the benefit of the respective successors and assigns of Pacer and CSXI.

13. GENERAL
    -------

         13.1 Additional Documents. Subject to the terms and conditions of this
              ---------------------
Agreement, each party will use its reasonable efforts to do, or cause to be done, all actions and things necessary or advisable to consummate the transactions contemplated by this Agreement.

         13.2 Modification. This Agreement may not be modified, changed or
              -------------
altered except by written agreement signed by authorized representatives of each of Pacer and CSXI.

         13.3 Waiver of Compliance. The failure by any party hereto to comply
              ---------------------
with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by the party or parties hereto adversely affected by such failure, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

         13.4 Severability. The provisions of this Agreement shall be deemed
              -------------
severable and the invalidity or unenforceability of any such provisions shall not affect the validity or enforceability of the other provisions hereof.

         13.5 Governing Law. This Agreement shall be governed by and construed
              --------------
in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflicting provision or rule (whether of the State of Delaware, or any other jurisdiction) that would cause the laws of any jurisdiction other than the State of Delaware to be applied. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply. Any legal action or proceeding with respect to this Agreement or any related document shall be brought exclusively in the courts of the State of Delaware or of the United States District Court for the District of Delaware and, by execution and delivery of this Agreement, each party hereto and hereby irrevocably accepts for itself or himself and in respect of its or his property and assets, generally and unconditionally the jurisdiction of the aforesaid courts.

         13.6 Survival of Representations and Warranties. The provisions of
              -------------------------------------------
Sections 8, 9, 10, 13.5 and this 13.6 and any other provision that by its terms or meaning is intended to survive and shall survive any termination of this Agreement.

         13.7 Headings. The headings in this Agreement are for convenience of
              ---------
reference only and shall not limit or otherwise affect the meanings hereof.

         13.8 Plural; Singular Usage. All terms used in the plural shall include
              -----------------------
the singular and the singular shall include the plural.

         13.9 Benefit of Parties. Except as otherwise provided in this
              -------------------
Agreement, no person or entity other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement.

         13.10 Joint Preparation. This Agreement is to be deemed to have been
               ------------------
prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein, if any, shall not be interpreted against any party, but shall be interpreted according to the application of the rules of interpretation of agreements that have been negotiated at arm's-length.

         13.11 Cumulative Remedies. All rights and remedies conferred under this
               --------------------
Agreement or by any other instrument or law shall be cumulative and may be exercised singularly or concurrently.

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective authorized officers the day and year first written above.

CSX INTERMODAL, INC.                          PACER INTERNATIONAL, INC.



By: /s/ Lester M. Passa                         By: /s/ Donald C. Orris
     Name:  Lester M. Passa                         Name:
     Title: President                               Title:

                                 EXHIBIT 1.1.10
                                 EASTERN STATES



Alabama
Connecticut
Delaware
Florida
Georgia
Illinois
Indiana
Kentucky
Louisiana
Maine
Maryland
Massachusetts
Michigan
Mississippi
Missouri
New Hampshire
New
Jersey
New York
North CarolinaOhio
Pennsylvania
Rhode Island
South Carolina
Tennessee
Vermont
Virginia
West Virginia

                                 EXHIBIT 1.1.11
                             EXISTING TPI CUSTOMERS



Australia New Zealand Direct Lines
Bermuda Container Line
Centennial Express Corp.
Farrell Lines
Fleet Shipping Lines
Hapag Lloyd
Hub City HLX
Matson Navigation
P&O Container Lines
Transamerica Steamship
Westwood Shipping Lines